Exhibit 99.01
Green Dot Reports Fourth Quarter 2020 Results
Financial Results for the Fourth Quarter and Full Year 2020 Exceed Guidance and Street Consensus
Pasadena, CA - February 22, 2021 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended December 31, 2020.
“The past year has been focused on preserving, stabilizing and invigorating growth across each of our business lines, and we are pleased to report continued growth in the fourth quarter, as well as progress in setting a stronger foundation for the company,” said Dan Henry, CEO of Green Dot. “Moving into 2021, we anticipate steady gains as we invest considerably in driving operational efficiencies and improvements, primarily in core banking and card management, and our customer experience. We believe this will serve as a springboard for accelerated growth and expanded margins in 2022.”
GAAP financial results for the fourth quarter of 2020 compared to the fourth quarter of 2019:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $284.3 million for the fourth quarter of 2020, up from $249.3 million for the fourth quarter of 2019, representing a year-over-year increase of 14%.
•GAAP net loss was $24.0 million for the fourth quarter of 2020, compared to net income of $1.7 million for the fourth quarter of 2019.
Green Dot recorded an impairment charge of approximately $21 million related to facilities and internal-use software. As Green Dot adopts a work-from-anywhere corporate policy to take advantage of the many benefits of such a policy, Green Dot has commenced closure of most its leased office locations in the U.S. beginning in 2021. While Green Dot will be required to continue making its contractual payments until its operating leases are formally terminated or expire, Green Dot recorded impairment charges to its operating lease right-of-use assets and related property and equipment located at its office facilities during the period. In addition, Green Dot recorded an impairment charge in connection with internal-use software related to legacy platforms that have been replaced by new technology platforms expected to better scale with its operations. Green Dot has excluded these impairment charges from its non-GAAP measures.1
•GAAP diluted loss per common share was $0.45 for the fourth quarter of 2020, compared to a diluted earnings per share of $0.03 for the fourth quarter of 2019.
Non-GAAP financial results for the fourth quarter of 2020 compared to the fourth quarter of 2019:1
•Non-GAAP total operating revenues1 were $274.5 million for the fourth quarter of 2020, up from $238.4 million for the fourth quarter of 2019, representing a year-over-year increase of 15%.
•Adjusted EBITDA1 was $34.8 million, or 12.7% of non-GAAP total operating revenues1 for the fourth quarter of 2020, up from $21.8 million, or 9.2% of non-GAAP total operating revenues1 for the fourth quarter of 2019, representing a year-over-year increase of 59%.
•Non-GAAP net income1 was $17.3 million for the fourth quarter of 2020, up from $7.2 million for the fourth quarter of 2019, representing a year-over-year increase of 141%.
•Non-GAAP diluted earnings per share1 was $0.31 for the fourth quarter of 2020, up from $0.14 for the fourth quarter of 2019, representing a year-over-year increase of 121%.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to adjusted EBITDA, net income to non-GAAP net income, and diluted earnings per share to non-GAAP diluted earnings per share, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last eight calendar quarters. Please refer to Green Dot’s latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2020				2019
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$14,349	$14,453	$15,107	$14,294	$10,636	$9,827	$10,019	$12,977
Gross dollar volume from direct deposit sources	$8,750	$9,493	$10,568	$10,654	$7,112	$6,843	$7,208	$10,217
Active accounts at quarter end	5.45	5.72	6.25	5.74	5.04	5.18	5.66	6.05
Direct deposit active accounts at quarter end	2.46	2.37	3.12	2.99	2.14	2.14	2.31	2.87
Purchase volume (1)	$6,861	$7,600	$8,477	$8,282	$6,287	$6,047	$6,470	$8,200
Number of cash transfers	11.29	12.81	12.48	12.13	12.08	11.73	11.25	10.98
Number of tax refunds processed	0.11	0.75	1.90	9.70	0.07	0.11	2.52	9.39

(1)	In 2020, purchase volume excludes volume generated by certain BaaS programs where the BaaS partner earns interchange and Green Dot earns a platform fee.

“Green Dot delivered another solid quarter with strong year-over-year growth, as COVID accelerated the demand for digital payments, and we capitalized on our unique collection of assets, including our infrastructure and omni-channel distribution network to deliver seamless payment and banking solutions to low to moderate-income consumers,” said Jess Unruh, interim CFO. "We intend to continue investing in 2021 with a focus on optimization and growth, which will accelerate revenue growth and allow margins to expand in 2022 and beyond. Notwithstanding this investment, we are maintaining steady margins in 2021 and expect to grow adjusted EBITDA at a rate that is inline or slightly above our forecasted revenue growth."
2021 Financial Guidance
Green Dot has provided its outlook for 2021. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Green Dot's guidance only incorporates the late December relief package that included stimulus funds in late December and early January as well as supplemental federal unemployment benefits at $300 per week through March 2021. Green Dot's guidance does not consider any future federal stimulus or supplemental unemployment benefits, including the COVID relief bill that Congress is expected to finalize in early to mid-March. As a result, the federal relief programs that helped Green Dot deliver better than expected results in 2020 have created a headwind for its revenue and earnings in 2021. Should the federal government’s current negotiations result in another relief program, Green Dot will update its guidance accordingly.
Additionally, Green Dot intends to continue to make growth-oriented investments in 2021 that it expects will accelerate revenue growth and allow margins to expand in 2022 and beyond. Notwithstanding this investment, Green Dot is guiding steady margins in 2021 and expect to grow adjusted EBITDA at a rate that is inline or slightly above its forecasted revenue growth.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Total Non-GAAP Operating Revenues2
•Green Dot expects its full year non-GAAP total operating revenues2 to be between $1.230 billion to $1.250 billion, or up 3% year-over-year at the mid-point.
Adjusted EBITDA2
•Green Dot expects its full year adjusted EBITDA2 to be between $210 million to $217 million, or up 4% year-over-year at the mid-point.
Non-GAAP EPS2
•Green Dot expects its full year non-GAAP EPS2 to be between $2.06 and $2.15, or flat year-over-year.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$210.0	$217.0
Depreciation and amortization*	(58.5)	(58.5)
Non-GAAP pre-tax income	$151.5	$158.5
Tax impact**	(35.3)	(36.9)
Non-GAAP net income	$116.2	$121.6
Non-GAAP diluted weighted-average shares issued and outstanding	56.5	56.5
Non-GAAP earnings per share	$2.06	$2.15

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 23% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot will host a conference call to discuss fourth quarter 2020 financial results today at 5:00 p.m. ET. Hosting the call will be Dan Henry, Chief Executive Officer, and Jess Unruh, interim Chief Financial Officer. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. A replay of the webcast will be available at the same website following the call. The replay will be available until Monday, March 1, 2021.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers, our 2021 financial guidance, the expected impact of the COVID-19 pandemic on our business and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, the U.S. government’s response to the COVID-19 pandemic, including with respect to stimulus funds and unemployment benefits, shifts in consumer behavior towards electronic payments, the impact of the results of the U.S. presidential election, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 22, 2021, and Green Dot assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; stock-based compensation and related employer payroll taxes; change in the fair value of contingent consideration; impairment charges; extraordinary severance; gains or losses from equity method investments; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition; other charges and income; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to transforming the way people and businesses manage and move money, and making financial well-being and empowerment more accessible for all.

Green Dot’s proprietary technology enables faster, more efficient electronic payments and money management, powering intuitive and seamless ways for people to spend, send, control and save their money. Through its bank, Green Dot offers a broad set of financial products to consumers and businesses including debit, prepaid, checking, credit and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. The company’s Banking as a Service (“BaaS”) platform enables a growing list of America’s most prominent consumer and technology companies to design and deploy their own customized banking and money movement solutions for customers and partners in the US and internationally.

Founded in 1999 and headquartered in Pasadena, CA, Green Dot has served more than 33 million customers directly, and now operates primarily as a “branchless bank” with more than 90,000 retail distribution locations nationwide. Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit https://www.greendot.com.

Contacts
Investor Relations
IR@greendot.com

Media Relations
PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,491,842	$1,063,426
Restricted cash	4,859	2,728
Investment securities available-for-sale, at fair value	—	10,020
Settlement assets	782,262	239,222
Accounts receivable, net	67,755	59,543
Prepaid expenses and other assets	66,705	66,183
Income tax receivable	486	870
Total current assets	2,413,909	1,441,992
Investment securities available-for-sale, at fair value	970,969	267,419
Loans to bank customers, net of allowance for loan losses of $757 and $1,166 as of December 31, 2020 and December 31, 2019, respectively	21,011	21,417
Prepaid expenses and other assets	40,481	10,991
Property, equipment, and internal-use software, net	133,400	145,476
Operating lease right-of-use assets	13,134	26,373
Deferred expenses	18,332	16,891
Net deferred tax assets	11,389	9,037
Goodwill and intangible assets	491,778	520,994
Total assets	$4,114,403	$2,460,590
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,823	$37,876
Deposits	2,735,116	1,175,341
Obligations to customers	95,375	69,377
Settlement obligations	17,759	13,251
Amounts due to card issuing banks for overdrawn accounts	235	380
Other accrued liabilities	145,359	107,842
Operating lease liabilities	8,175	8,764
Deferred revenue	28,584	28,355
Income tax payable	12,632	3,948
Total current liabilities	3,078,058	1,445,134
Other accrued liabilities	4,275	10,883
Operating lease liabilities	16,396	24,445
Line of credit	—	35,000
Net deferred tax liabilities	5,842	17,772
Total liabilities	3,104,571	1,533,234

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2020 and December 31, 2019; 54,034 and 51,807 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	54	52
Additional paid-in capital	354,460	296,224
Retained earnings	651,890	629,040
Accumulated other comprehensive income	3,428	2,040
Total stockholders’ equity	1,009,832	927,356
Total liabilities and stockholders’ equity	$4,114,403	$2,460,590

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$153,192	$105,936	$593,915	$459,357
Processing and settlement service revenues	47,174	57,792	293,216	287,064
Interchange revenues	80,131	79,278	351,843	330,233
Interest income, net	3,784	6,301	14,786	31,941
Total operating revenues	284,281	249,307	1,253,760	1,108,595
Operating expenses:
Sales and marketing expenses	95,373	102,355	415,111	386,840
Compensation and benefits expenses	60,146	41,961	233,155	198,412
Processing expenses	77,087	50,810	293,711	200,674
Other general and administrative expenses	83,191	54,424	281,710	199,751
Total operating expenses	315,797	249,550	1,223,687	985,677
Operating (loss) income	(31,516)	(243)	30,073	122,918
Interest expense, net	38	74	761	1,864
Other (expense) income, net	(1,913)	(15)	(1,217)	27
(Loss) income before income taxes	(33,467)	(332)	28,095	121,081
Income tax (benefit) expense	(9,451)	(2,025)	4,964	21,184
Net (loss) income	$(24,016)	$1,693	$23,131	$99,897

Basic (loss) earnings per common share:	$(0.45)	$0.03	$0.43	$1.91
Diluted (loss) earnings per common share:	$(0.45)	$0.03	$0.42	$1.88
Basic weighted-average common shares issued and outstanding:	52,938	51,572	52,438	52,195
Diluted weighted-average common shares issued and outstanding:	52,938	52,279	53,685	53,138

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2020	2019
	(In thousands)
Operating activities
Net income	$23,131	$99,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	58,005	49,489
Amortization of intangible assets	28,119	32,616
Provision for uncollectible overdrawn accounts from purchase transactions	7,684	6,641
Stock-based compensation	53,694	29,583
Losses in equity method investments	6,290	—
Realized gain on sale of available-for-sale investment securities	(5,073)	—
Amortization of premium (discount) on available-for-sale investment securities	999	(117)
Change in fair value of contingent consideration	—	(1,866)
Amortization of deferred financing costs	169	1,334
Impairment of long-lived assets	21,719	578
Deferred income tax (benefit) expense	(15,003)	6,876
Changes in operating assets and liabilities:
Accounts receivable, net	(16,177)	(25,242)
Prepaid expenses and other assets	980	(12,032)
Deferred expenses	(1,441)	4,310
Accounts payable and other accrued liabilities	37,640	(8,145)
Deferred revenue	576	(6,711)
Income tax receivable/payable	9,531	11,682
Other, net	(1,665)	1,021
Net cash provided by operating activities	209,178	189,914

Investing activities
Purchases of available-for-sale investment securities	(994,428)	(189,066)
Proceeds from maturities of available-for-sale securities	107,723	110,971
Proceeds from sales of available-for-sale securities	198,895	4,915
Payments for acquisition of property and equipment	(59,035)	(78,214)
Net changes in loans	(453)	(2,459)
Investment in TailFin Labs, LLC	(35,000)	—
Other	(3,534)	—
Net cash used in investing activities	(785,832)	(153,853)

Financing activities
Repayments of borrowings from notes payable	—	(60,000)
Borrowings on revolving line of credit	100,000	35,000
Repayments on revolving line of credit	(135,000)	—
Proceeds from exercise of options and ESPP purchases	16,997	7,226
Taxes paid related to net share settlement of equity awards	(12,453)	(21,338)
Net changes in deposits	1,554,191	146,100
Net changes in settlement assets and obligations to customers	(512,534)	(66,760)
Contingent consideration payments	(4,000)	(4,634)
Repurchase of Class A common stock	—	(100,000)
Deferred financing costs	—	(719)
Net cash provided by (used in) financing activities	1,007,201	(65,125)

Net increase (decrease) in unrestricted cash, cash equivalents and restricted cash	430,547	(29,064)
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,066,154	1,095,218
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,496,701	$1,066,154

Cash paid for interest	$926	$2,452
Cash paid for income taxes	$10,618	$1,921

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,491,842	$1,063,426
Restricted cash	4,859	2,728
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,496,701	$1,066,154

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended December 31, 2020
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$241,063	$45,534	$(2,316)	$284,281
Operating expenses	205,543	46,299	63,955	315,797
Operating income (loss)	$35,520	$(765)	$(66,271)	$(31,516)

	Three Months Ended December 31, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$196,029	$60,007	$(6,729)	$249,307
Operating expenses	181,034	53,180	15,336	249,550
Operating income (loss)	$14,995	$6,827	$(22,065)	$(243)

	Year Ended December 31, 2020
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$980,314	$298,423	$(24,977)	$1,253,760
Operating expenses	857,025	215,900	150,762	1,223,687
Operating income	$123,289	$82,523	$(175,739)	$30,073

	Year Ended December 31, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$842,967	$296,721	$(31,093)	$1,108,595
Operating expenses	696,409	202,713	86,555	985,677
Operating income	$146,558	$94,008	$(117,648)	$122,918

Green Dot's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from Green Dot's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of Green Dot's leading consumer brand names and under the brand names of Green Dot's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from Green Dot's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Total operating revenues	$284,281	$249,307	$1,253,760	$1,108,595
Net revenue adjustments (8)	(9,765)	(10,909)	(53,240)	(50,271)
Non-GAAP total operating revenues	$274,516	$238,398	$1,200,520	$1,058,324
Reconciliation of Reportable Segment Revenues to Non-GAAP Reportable Segment Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Account Services
Operating revenues	$241,063	$196,029	$980,314	$842,967
Net revenue adjustments (8)	(7,360)	(6,434)	(43,908)	(34,587)
Non-GAAP operating revenues	$233,703	$189,595	$936,406	$808,380

Processing and Settlement Services
Operating revenues	$45,534	$60,007	$298,423	$296,721
Net revenue adjustments (8)	(2,405)	(4,475)	(9,332)	(15,684)
Non-GAAP operating revenues	$43,129	$55,532	$289,091	$281,037
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net (loss) income	$(24,016)	$1,693	$23,131	$99,897
Stock-based compensation and related employer payroll taxes (3)	18,635	(382)	55,989	30,987
Amortization of acquired intangible assets (4)	6,944	8,093	28,119	32,616
Change in fair value of contingent consideration (4)	—	—	—	(1,866)
Amortization of deferred financing costs (5)	42	81	169	1,334
Impairment charges (5)	20,669	457	21,768	578
Extraordinary severance expenses (6)	3,831	1,083	10,866	6,352
Legal settlement expenses (5)	1,200	—	992	236
Losses in equity method investments (5)	1,977	—	6,290	—
Realized gain on sale of investment securities (5)	(11)	—	(5,073)	—
Other income (5)	(52)	(729)	—	(771)
Income tax effect (7)	(11,932)	(3,129)	(27,379)	(21,060)
Non-GAAP net income	$17,287	$7,167	$114,872	$148,303
Diluted (loss) earnings per common share
GAAP	$(0.45)	$0.03	$0.42	$1.88
Non-GAAP	$0.31	$0.14	$2.11	$2.79

Diluted weighted-average common shares issued and outstanding
GAAP	52,938	52,279	53,685	53,138
Non-GAAP	55,595	52,279	54,481	53,138

GREEN DOT CORPORATION

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Diluted weighted-average shares issued and outstanding	52,938	52,279	53,685	53,138
Weighted-average unvested Walmart restricted shares	677	—	796	—
Anti-dilutive shares due to GAAP net loss	1,980	—	—	—
Non-GAAP diluted weighted-average shares issued and outstanding	55,595	52,279	54,481	53,138

Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Class A common stock outstanding as of December 31:	54,034	51,807	54,034	51,807
Weighting adjustment	(419)	(235)	(800)	388
Dilutive potential shares:
Stock options	712	42	233	114
Service based restricted stock units	663	123	708	361
Performance-based restricted stock units	600	532	306	440
Employee stock purchase plan	5	10	—	28
Non-GAAP diluted weighted-average shares issued and outstanding	55,595	52,279	54,481	53,138
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Net (loss) income	$(24,016)	$1,693	$23,131	$99,897
Interest expense, net (2)	38	74	761	1,864
Income tax (benefit) expense	(9,451)	(2,025)	4,964	21,184
Depreciation and amortization of property, equipment and internal-use software (2)	14,991	13,560	58,005	49,489
Stock-based compensation and related employer payroll taxes (2)(3)	18,635	(382)	55,989	30,987
Amortization of acquired intangible assets (2)(4)	6,944	8,093	28,119	32,616
Change in fair value of contingent consideration (2)(4)	—	—	—	(1,866)
Impairment charges (2)(5)	20,669	457	21,768	578
Extraordinary severance expenses (2)(6)	3,831	1,083	10,866	6,352
Losses in equity method investments (2)(5)	1,977	—	6,290	—
Realized gain on sale of investment securities (2)(5)	(11)	—	(5,073)	—
Legal settlement expenses (2)(5)	1,200	—	992	236
Other income (2)(5)	(52)	(729)	—	(771)
Adjusted EBITDA	$34,755	$21,824	$205,812	$240,566

Non-GAAP total operating revenues	$274,516	$238,398	$1,200,520	$1,058,324
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	12.7%	9.2%	17.1%	22.7%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions)
Total operating revenues	$1,260	$1,280
Net revenue adjustments (8)	(30)	(30)
Non-GAAP total operating revenues	$1,230	$1,250

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions)
Net income	$44.8	$50.2
Adjustments (9)	165.2	166.8
Adjusted EBITDA	$210.0	$217.0

Non-GAAP total operating revenues	$1,250	$1,230
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	16.8%	17.6%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2021
	Range
	Low	High
	(In millions, except per share data)
Net income	$44.8	$50.2
Adjustments (9)	71.4	71.4
Non-GAAP net income	$116.2	$121.6
Diluted earnings per share
GAAP	$0.80	$0.90
Non-GAAP	$2.06	$2.15

Diluted weighted-average shares issued and outstanding
GAAP	56.0	56.0
Weighted-average unvested Walmart restricted shares	0.5	0.5
Non-GAAP	56.5	56.5

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $18.6 million and $(0.4) million for the three months ended December 31, 2020 and 2019, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, gains or losses from equity method investments, realized gains or losses on the sale of investment securities, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.
(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, gains or losses from equity method investments, credit-related impairment and/or realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, gains and losses from equity method investments and credit-related impairment and/or realized gains and losses on the sale of investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and twelve months ended December 31, 2020, Green Dot recorded charges of $3.8 million and $10.9 million, respectively, principally related to compensation in connection with transition and employment agreements of certain former executives. Green Dot records charges for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units expense as of December 31, 2020.
(8)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.
(9)These amounts represent estimated adjustments for non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, earnings and losses from equity method investments, realized gains and losses from investment securities, legal settlement gains and expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).